SUB-ITEM 77I

         Effective August 15, 2005, the MFS Strategic Value Fund and MFS New Endeavor Fund, each a series of MFS Series Trust X, created a class of shares designated as "Class R2 Shares" and the shares previously designated as Class R Shares was redesignated as "Class R1 Shares". Such description is reflected in the Certification of Amendment to the Declaration of Trust, which is contained in the Post-Effective Amendment No. 45 to the Registration Statement (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on August 29, 2003, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.